                                [REX STORES LOGO]

News Announcement                                For Immediate Release

For further information contact:

Douglas Bruggeman                                Joseph N. Jaffoni/David Collins
Chief Financial Officer                          Jaffoni & Collins Incorporated
937/276-3931                                     212/835-8500 or rsc@jcir.com

                        REX STORES REPORTS RECORD DILUTED
                   EARNINGS PER SHARE OF $2.31 FOR FISCAL 2005

              - Fiscal Fourth Quarter Comp Store Sales Rise 7.9% -

         - Reports Fourth Quarter Earnings Per Diluted Share of $0.57 -


Dayton, Ohio (March 24, 2006) -- REX Stores Corporation (NYSE:RSC), a specialty retailer of consumer electronic products and appliances, today announced financial results and comparable store sales for the three- and twelve-month periods ended January 31, 2006 (the Company's 2005 fiscal year).

Net income in the three months ended January 31, 2006 was $6.6 million, or $0.57 per diluted share, compared with net income of $16.8 million, or $1.30 per diluted share, in the three months ended January 31, 2005. Results for the quarterly period ended January 31, 2005 reflect an $8.0 million income tax benefit primarily due to the reduction of valuation allowances for tax credits earned by the Company's investment in a synthetic fuel limited partnership, which resulted from the completion of an Internal Revenue Service examination. In the quarter ended January 31, 2006, REX Stores recorded income tax expense of $2.5 million. Per share results are based on 11,552,000 and 12,899,000 diluted weighted average shares outstanding for the three-month periods ending January 31, 2006 and January 31, 2005, respectively.

In the three months ended January 31, 2006, REX Stores recorded operating income of $4.0 million, compared with operating income of $4.5 million in the quarter ended January 31, 2005. For the quarter ended January 31, 2006, income from synthetic fuel limited partnership investments rose 18.4% to $5.7 million compared with $4.8 million in the comparable year-ago period. Income from continuing

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REX Stores Reports Fourth Quarter Results, 3/24/06                        page 2


operations before income taxes in the three months ended January 31, 2006 rose 5.8% to $9.2 million from $8.7 million in the quarter ended January 31, 2005.

Net sales and revenue in the three months ended January 31, 2006 rose 7.5% to $130.6 million from $121.4 million in the three months ended January 31, 2005. Comparable store sales during the period rose 7.9% compared with the same year-ago period. The Company reports sales performance quarterly and considers a store to be comparable after it has been open six full fiscal quarters. Comparable store sales figures do not include sales of extended service contracts.

During the three-month period ended January 31, 2006, REX Stores purchased approximately 391,700 shares of its common stock in open market transactions. The Company now has approximately 496,645 shares remaining available to purchase under its present stock buy-back authorization.

Net income in the twelve-month period ended January 31, 2006 rose to $28.3 million, or $2.31 per diluted share, compared to net income of $27.5 million, or $2.17 per diluted share, in the fiscal year ended January 31, 2005. Results for the fiscal year ended January 31, 2005 reflect a $6.7 million income tax benefit primarily related to the reduction of valuation allowances for tax credits earned by the Company's investment in a synthetic fuel limited partnership, which resulted from the completion of an Internal Revenue Service examination. For fiscal 2005, the Company recorded income tax expense of $7.4 million. Per share results are based on 12,220,000 and 12,714,000 diluted weighted average shares outstanding for the fiscal years ended January 31, 2006 and January 31, 2005, respectively.

In the twelve months ended January 31, 2006, REX Stores reported operating income of $7.7 million, compared with operating income of $6.2 million in the fiscal year ended January 31, 2005. For the twelve months ended January 31, 2006, income from synthetic fuel limited partnership investments rose to $30.5 million from $18.6 million in fiscal 2004. Income from continuing operations before income taxes in the twelve months ended January 31, 2006 rose to $36.1 million from $21.5 million in the twelve months ended January 31, 2005.

Net sales and revenue in fiscal 2005 rose 4.5% to $396.0 million from $379.0 million in fiscal 2004. Comparable store sales in fiscal 2005 rose 5.0% compared to fiscal 2004.

Commenting on the results, Stuart Rose, REX Stores' Chairman and Chief Executive Officer, stated, "We are pleased to report our second consecutive quarter of retail comp store sales gains, particularly in light of the very competitive and promotional environment that characterized this year's holiday selling season. Reflecting our retail earnings and another period of significant growth

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REX Stores Reports Fourth Quarter Results, 3/24/06                        page 3


in income from synthetic fuel limited partnership investments, REX Stores achieved record annual diluted earnings per share in fiscal 2005."

The Company will host a conference call and webcast today at 11:00 a.m. EST, which are open to the general public. The conference call dial-in number is 212/676-4904; please call ten minutes in advance to ensure that you are connected prior to the presentation. Interested parties may also access the call live via the Investor Relations page of the Company's website, www.rextv.com, or at www.fulldisclosure.com; please allow 15 minutes to register, download and install any necessary software.

Following its completion, a telephonic replay of the call can be accessed through 1:00 p.m. EST on March 31, 2006 by dialing 800/633-8284 or 402/977-9140
(international callers). The access code for the audio replay is 21285929. Alternatively, a replay will be available on the Internet for 30 days at www.rextv.com or www.fulldisclosure.com.

REX Stores Corporation is a leading specialty retailer of consumer electronic products and appliances. As of January 31, 2006, the Company operated 218 retail stores in 37 states under the trade name "REX."

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as "may," "expect," "believe," "estimate," "anticipate" or "continue" or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include among other things: the highly competitive nature of the consumer electronics retailing industry, changes in the national or regional economies, weather, the effects of terrorism or acts of war on consumer spending patterns, the availability of certain products, technological changes, new regulatory restrictions or tax law changes relating to the Company's synthetic fuel investments, the fluctuating amount of quarterly payments received by the Company with respect to sales of its partnership interest in a synthetic fuel investment, the potential for
Section 29 tax credits to phase out based on the price of crude oil adjusted for inflation, and the uncertain amount of synthetic fuel production and tax credits received from time to time from the Company's synthetic fuel investments.

                                 -tables follow-




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REX Stores Reports Fourth Quarter Results, 3/24/06                        page 4


                     REX STORES CORPORATION AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                                         Three Months Ended         Twelve Months Ended
                                                                             January 31                  January 31
                                                                             ----------                  ----------
                                                                          2006         2005          2006         2005
                                                                          ----         ----          ----         ----
NET SALES AND REVENUE                                                $ 130,565    $ 121,444     $ 396,032    $ 379,023
COSTS AND EXPENSES:
   Cost of sales                                                        96,262       87,921       286,722      272,496
                                                                        ------       ------       -------      -------
   Gross profit                                                         34,303       33,523       109,310      106,527
   Selling, general and administrative expenses                         30,336       29,028       101,609      100,283
                                                                        ------       ------       -------      -------

Operating income                                                         3,967        4,495         7,701        6,244

INVESTMENT INCOME                                                          153           27           308          178
INTEREST EXPENSE                                                         (605)        (710)       (2,625)      (3,147)
LOSS ON EARLY TERMINATION OF DEBT                                         (22)         (65)          (22)        (679)
GAIN ON SALE OF REAL ESTATE                                                  -          125           253          246
INCOME FROM LIMITED PARTNERSHIPS                                         5,702        4,817        30,515       18,615
                                                                         -----        -----        ------       ------

Income from continuing operations before provision
   (benefit) for income taxes and discontinued operations                9,195        8,689        36,130       21,457
PROVISION (BENEFIT) FOR INCOME TAXES                                     2,470      (8,004)         7,398      (6,718)
                                                                         -----      -------         -----      -------

Income from continuing operations                                        6,725       16,693        28,732       28,175
Loss from discontinued operations, net of tax                            (159)        (120)         (588)        (852)
Gain on disposal of discontinued operations, net of tax                    -            226           125          226
                                                                        ------      -------       -------      -------

Net Income                                                              $6,566      $16,799       $28,269      $27,549
                                                                        ======      =======       =======      =======

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC
                                                                        10,208       11,049        10,688       11,081
                                                                        ======       ======        ======       ======

Basic income per share from continuing operations                        $0.66        $1.51         $2.69        $2.54
Basic loss per share from discontinued operations                        (0.02)       (0.01)        (0.06)       (0.07)
Basic income per share on disposal of discontinued operations                -         0.02          0.01         0.02
                                                                         -----        -----         -----        -----

BASIC NET INCOME PER SHARE                                               $0.64        $1.52         $2.64        $2.49
                                                                         =====        =====         =====        =====

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED
                                                                        11,552       12,899        12,220       12,714
                                                                        ======       ======        ======       ======

Diluted income per share from continuing operations                      $0.58        $1.29         $2.35        $2.22
Diluted loss per share from discontinued operations                      (0.01)       (0.01)        (0.05)       (0.07)
Diluted income per share on disposal of discontinued operations              -         0.02          0.01         0.02
                                                                         -----        -----         -----        ------

DILUTED NET INCOME PER SHARE                                             $0.57        $1.30         $2.31        $2.17
                                                                         =====        =====         =====        =====

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REX Stores Reports Fourth Quarter Results, 3/24/06                        page 5


                     REX STORES CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                             January 31,       January 31,
                                                                2006              2005
                                                                ----              ----
                                                             Unaudited
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                 $  20,096         $   4,671
   Accounts receivable, net                                      3,457             5,460
   Synthetic fuel receivable                                     1,680             1,675
   Merchandise inventory                                        97,371           124,188
   Prepaid expenses and other                                    2,052             1,230
   Future income tax benefits                                    9,361            10,929
                                                             ---------         ---------
     Total current assets                                      134,017           148,153

PROPERTY AND EQUIPMENT, NET                                    125,245           129,723
ASSETS HELD FOR SALE, NET                                        1,497             1,986
OTHER ASSETS                                                       760               841
FUTURE INCOME TAX BENEFITS                                      30,031            27,978
RESTRICTED INVESTMENTS                                           2,318             2,270
                                                             ---------         ---------
   Total assets                                              $ 293,868         $ 310,951
                                                             =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Current portion of long-term debt                         $   2,389         $   2,897
   Current portion of deferred income
     and deferred gain on sale and leaseback                    10,883            10,432
   Accounts payable, trade                                      19,129            32,842
   Accrued income taxes                                            541             1,567
   Accrued payroll and related items                             7,183             6,303
   Other current liabilities                                     5,863             6,152
                                                             ---------         ---------
     Total current liabilities                                  45,988            60,193
                                                             ---------         ---------

LONG-TERM LIABILITIES:
   Long-term mortgage debt                                      21,462            30,501
   Deferred income                                              12,213            11,703
                                                             ---------         ---------
     Total long-term liabilities                                33,675            42,204
                                                             ---------         ---------

SHAREHOLDERS' EQUITY:
   Common stock                                                    294               290
   Paid-in capital                                             135,775           133,474
   Retained earnings                                           240,898           212,629
   Treasury stock                                             (162,762)         (137,839)
                                                             ---------         ---------
   Total shareholders' equity                                  214,205           208,554
                                                             ---------         ---------

     Total liabilities and shareholders' equity              $ 293,868         $ 310,951
                                                             =========         =========


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